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EXHIBIT 99.3

[EXECUTION COPY]

AMENDMENT NO. 1

        AMENDMENT NO. 1 dated as of January 31, 2002, between (a) the institution whose signature appears under the caption "AMENDING LENDER" on the signature pages hereto and each other institution executing an Amendment No. 1 in identical form as a "Amending Lender" (such institution, together with each such other institution, being herein collectively called the "Amending Lenders") and (b) JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent for the lenders under the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the "Administrative Agent").

        Certain of the Amending Lenders and the Administrative Agent are party to a Forbearance Agreement, dated as of December 30, 2001 (the "Forbearance Agreement"), pursuant to which the Administrative Agent and the lenders party to the Second Amended, Restated and Consolidated Credit Agreement, dated as of July 3, 1997, as heretofore amended (the "Credit Agreement") between Polymer Group, Inc. ("PGI"), Chicopee Holdings, B.V., PGI Nonwovens, B.V., Fabrene Inc. (together with PGI, the "Borrowers"), each of the entities identified under the caption "DOMESTIC NON-BORROWER GUARANTORS" on the signature pages thereto, certain lenders (the "Lenders") and the Administrative Agent, agreed to forbear from exercising certain of their rights and remedies under the Credit Agreement and the Security Documents (as such term is defined in the Credit Agreement) based upon the occurrence or continuance of certain specified Events of Default (as such term is defined in the Credit Agreement) on the terms and conditions provided in such Forbearance Agreement.

        PGI has requested that the Administrative Agent and the Lenders (a) extend the dates by which certain conditions in the Forbearance Agreement must be satisfied and (b) confirm certain terms and conditions set forth in the Forbearance Agreement. Accordingly, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

        Section 2.    Amendments.    Subject to the conditions specified in Section 4 hereof, the Forbearance Agreement shall be amended as follows:

        Section 2.01.    Contingency plans.    Paragraph (j) of Section 4 of the Forbearance Agreement shall be amended in its entirety to read as follows:

          "(j) PGI shall fail to make by February 22, 2002 progress satisfactory to the Steering Committee formed by the Lenders to address possible future funding needs in the United States and foreign countries in the context of possible future events and contingencies; or"

        Section 2.02.    Delivery of recapitalization proposal.    Paragraph (b) of Section 5 of the Forbearance Agreement shall be amended in its entirety to read as follows:

          "(b) by February 22, 2002 a complete and comprehensive recapitalization proposal with respect to PGI and all of its Subsidiaries."

        Section 3.    Confirmation.    Each Borrower hereby confirms that, from the effectiveness of the Forbearance Agreement as contemplated by paragraph (e) of Section 4 of the Forbearance Agreement and until the principal of and interest on all of the Loans and all other amounts outstanding under the Credit Agreement shall have been paid in full, each Borrower is obligated under the Credit Agreement to make payments of interest at the applicable Post-Default Rate on a monthly basis as provided in said paragraph (e). In addition, each Borrower confirms its obligation under said paragraph (e) to Convert all Loans denominated in U.S. Dollars into Base Rate Loans at the end of the current (i.e. current as of the effectiveness of the Forbearance Agreement) Interest Period therefor, Convert all Loans denominated in Canadian Dollars into Canadian Base Rate Loans at the current (i.e. current as of such effectiveness) maturity therefor and Continue all Loans denominated in Euros as Loans with Interest Periods of one months' duration at the expiration of the current (i.e. current as of such effectiveness) Interest Periods therefor.

        Section 4.    Conditions Precedent.    The effectiveness of this Amendment No. 1 is subject to the satisfaction of the following conditions:

          (a) Amendment No. 1. Receipt by the Administrative Agent of (i) one or more counterparts of this Amendment No. 1, duly executed and delivered by Amending Lenders constituting the Majority Lenders under the Credit Agreement (or other evidence satisfactory to the Administrative Agent of such execution and delivery) and (ii) a counterpart of this Amendment No. 1, duly accepted and delivered by each of the Obligors (or other evidence satisfactory to the Administrative Agent of such acceptance and delivery).

          (b) Other Documents. Receipt by the Administrative Agent of such other documents relating hereto as the Administrative Agent may reasonably request.

        Section 5.    Miscellaneous.    Except as herein provided, the Forbearance Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, each of the undersigned has caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

AMENDING LENDER
[Name of Institution]
By	Title:
ADMINISTRATIVE AGENT
JP MORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent
By	Title:

Accepted and agreed to
as of the date first
written above by:

THE BORROWERS

POLYMER GROUP, INC.		PGI NONWOVENS B.V.
By:	Title: President	By:	Title: President
CHICOPEE HOLDINGS B.V.		FABRENE INC.
By:	Title: President	By:	Title: President

GUARANTORS

FIBERTECH GROUP, INC.		CHICOPEE, INC.
By:	Title:	By:	Title:
PGI POLYMER, INC.		PGI EUROPE, INC.
By:	Title:	By:	Title: Chairman, President and CEO
TECHNETICS GROUP, INC.		FABRENE GROUP, L.L.C.
By:	Title:	By:	Title:
FABRENE CORP.		FIBERGOL CORPORATION
By:	Title:	By:	Title:
FABRENE GROUP, INC.		PNA CORP.
By:	Title: President	By:	Title: President
FNA POLYMER CORP.		FABPRO ORIENTED POLYMERS, INC.
By:	Title: President	By:	Title: President

POLY-BOND, INC.		DOMINION TEXTILE (USA), INC.
By:	Title: President	By:	Title: President
PGI ASSET MANAGEMENT COMPANY		PGI SERVICING COMPANY
By:	Title: President	By:	Title: President
LORETEX CORPORATION		FNA ACQUISITION INC.
By:	Title: President	By:	Title: President
CHICOPEE HOLDINGS B.V.		PGI NEUNKIRCHEN GMBH
By:	Title: President	By:	Title: President
DOMINION TEXTILE MAURITIUS		BONLAM S.A. DE C.V.
By:	Title: President	By:	Title: President
BONLAM HOLDINGS B.V.		BONLAM ANDINA LTD.
By:	Title: President	By:	Title: President

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  EXHIBIT 99.3
  [EXECUTION COPY]
AMENDMENT NO. 1